Exhibit 11.1 - Statement Re:  Computation of Net Loss Per Share

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                                                                                                           Period from
                                                   Three Months Ended      Nine Months Ended               December 12,
                                                      September 30,          September 30,                   1986
                                                                                                         ( Inception)
                                            --------------------------    -------------------------    to September 30,
                                                 1996         1995            1996         1995               1996
                                            -----------   ------------    ------------   ----------    ----------------
 Primary:

 Average shares outstanding                   9,405,846      7,687,551      8,633,939      7,599,329      2,327,092
 Net effect of dilutive stock
   options -- based on the treasury
   stock method using average                                                                               445,445
   market price (See Note A Below)
                                                                                                       ---------------
 Totals                                                                                                    2,772,537

 Net loss                                   $(1,308,531)   $(1,552,587)   $(4,732,297)   $(7,263,904)  $(33,897,788)
 Per share amount                                 $(.14)         $(.20)         $(.55)         $(.96)  $     (12.23)
                                                                                                       ---------------
                                                                                                       ---------------

 Fully diluted:

 Average shares outstanding                   9,405,846      7,687,551      8,633,939      7,599,329      3,678,779
 Net effect of dilutive stock
   options -- based on the treasury
   stock method using average
   market price or the ending market
   price if higher (See Note A Below)                                                                      445,445
                                                                                                       ---------------
 Totals                                       9,405,846      7,687,551      8,633,939      7,599,329      4,124,224
                                                                                                       ---------------
                                                                                                       ---------------
 Net loss                                   $(1,308,531)   $(1,552,587)   $(4,732,297)   $(7,263,904)  $(33,897,788)
                                                                                                       ---------------
                                                                                                       ---------------
 Per share amount                                 $(.14)         $(.20)         $(.55)         $(.96)  $     (8.22)
                                                                                                       ---------------
                                                                                                       ---------------



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NOTE A:  Represents shares required by the provisions of Staff Accounting
Bulletin No. 83 for "cheap stock" issued prior to the Company's initial public offering in August 1994.















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